EXHIBIT 5.1

                            DYKEMA GOSSETT PLLC
                          400 Renaissance Center
                       Detroit, Michigan  48243-1668



Marguerite M. Gritenas
   Direct Dial

(313) 568-6503


                               June 24, 1997




Data Systems Network Corporation
34705 W. Twelve Mile Road
Suite 300
Farmington Hills, Michigan  48331


        Re:     Registration Statement on Form S-3


Ladies and Gentlemen:

        We have acted as counsel for Data Systems Network Corporation, a Michigan corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Registration Statement on Form S-3 (the "Registration Statement") registering for distribution, in the manner described in the Registration Statement, 240,000 shares of Common Stock.

        We have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such corporate records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

        Based upon the foregoing, we are of the opinion that (1) the Company has been duly incorporated and is in good standing under the laws of the State of Michigan, and (2) the Common Stock to which the Registration Statement relates, when issued to the Selling Securityholder upon exercise of certain unit purchase options and warrants in accordance with their terms, will be legally and validly issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as an exhibit to the Registration Statement. We further consent to the reference to our firm under the heading "Legal Matters" in the Registration Statement. In giving such opinion, we do not concede that we are experts within the meaning of the Act or the rules or regulations thereunder or that this consent is required by Section 7 of the Act.

                                Very truly yours,

                                DYKEMA GOSSETT PLLC

                                /s/ Marguerite M. Gritenas
                                Marguerite M. Gritenas